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                                                                    EXHIBIT 10.2
                                                                    ------------

                           CONVERGENT NETWORKS, INC.
                      1998 RESTRICTED STOCK PURCHASE PLAN

                         (as amended on July 13, 2000)

1.     Purpose

       The purpose of the Convergent Networks, Inc. 1998 Restricted Stock Purchase Plan, as amended (the "Plan"), is to attract and retain the services of experienced and knowledgeable directors, officers, consultants and other key personnel (individually a "Participant," collectively "Participants") of Convergent Networks, Inc. (the "Corporation") or any subsidiary for the benefit of the Corporation and its stockholders and to provide additional incentive for Participants to promote the success of the Corporation or its subsidiaries through continuing ownership of its common stock.

2.     Shares Subject to Plan

       The total number of shares of common stock, par value $.00001 per share ("Shares"), of the Corporation which may be subject to the Plan shall not exceed sixteen million one hundred ninety five thousand (16,195,000) Shares in the aggregate, subject to reduction for those amounts of shares issued or reserved for issuance under outstanding stock option granted under the Company's 1998 Stock Option Plan ("Stock Option Plan") and subject to any adjustment under Section 13 hereof. Shares which are sold under the plan but which are repurchased by the Corporation shall become available for additional sales under the Plan or the Stock Option Plan.

3.     Administration of the Plan

       (a) At the discretion of the Company's Board of Directors, the Plan shall be administered either (i) by the full Board of Directors of the Company or (ii) by a
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       committee (the "Committee") consisting of two or more members of the
       Company's Board of Directors. In the event of that the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

(b) The Committee shall be responsible for administration of the Plan. In its discretion, and subject to the provisions of the Plan, it shall have the power to select Participants, authorize sales of stock, construe the Plan, determine all questions and adopt and amend rules and regulations for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Meetings may be held by conference telephone calls. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee on all questions of interpretation and application of the Plan shall be final and binding on all persons. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Offer (as hereinafter defined) as necessary to carry the Plan into effect. The members of the Committee shall be entitled to reasonable compensation, as determined by the

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       Board, for services in connection with the Plan, and the Corporation shall reimburse members of the Committee for any necessary expenses incurred by them. The Corporation shall indemnify the Committee and each member against all expense or liability occasioned by any act or omission in good faith.

4.     Eligibility

       Participants shall be selected by the Committee from directors, officers, consultants and other key personnel of the Corporation or any subsidiary. In designating Participants and in determining the number of shares to be sold to any Participant, the Committee shall take into account the Participant's level of responsibility, performance, potential, compensation, the number of Shares of the Corporation's common stock purchased or subject to purchase under stock options granted to the Participant pursuant to any of the Corporation's stock option plans, and such other considerations as the Committee deems appropriate.

5.     Rights to Purchase; Offer

       After the Committee determines that it will offer a Participant the right to purchase Shares under the Plan, it shall make a written offer (an "Offer") to the Participant stating the number of shares the Participant shall be entitled to purchase, the purchase price per Share, such other conditions, including repurchase and escrow rights, as the Committee deems appropriate, and that the Participant has fifteen (15) days to accept the Offer. The Committee may extend the term of the Offer. The Offer shall incorporate by reference the provisions of the Plan. Subject to the Plan, Offers made to different Participants, or to the same Participant at different times, may be subject to provisions which differ from each other.

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6.     Purchase Price

       The purchase price of the Shares (the "Original Purchase Price") shall be determined from time to time by the Committee. The Original Purchase Price shall be paid in full, in cash or equivalent, to the Corporation prior to expiration of the Offer. The date the Original Purchase Price is paid is called the "Closing Date".

7.     Shares Subject to Repurchase

       (a) A Participant's Shares are subject to repurchase by the Corporation at the Original Purchase Price for up to five (5) years after either the Closing Date or such other date within twelve (12) months prior to the Closing Date as determined by the Committee on a case by case basis (the "Vesting Reference Date"):

          (i) If the Participant shall for any reason, including without limitation death, disability, voluntary action or involuntary removal with or without cause, cease to be employed or engaged in any capacity by the Corporation or any of its subsidiaries, the Corporation may repurchase at the Original Purchase Price all of the Shares (such number of shares being subject to equitable adjustment for any stock split, stock dividend combination of shares or the like), other that any of such shares which have become Vested Shares as defined in Section 7(b).

          (ii) "Vested Shares" shall mean those Shares that are no longer subject to repurchase by the Company under section 7(a) as determined in accordance with the following schedule: Prior to the first anniversary date of the Vesting Reference Date (the "First Anniversary Date"), 100% of the Shares shall be subject to repurchase by the Company under Section 7(a).

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          On the First Anniversary Date, twenty percent (20%) of the Shares shall vest and no longer be subject to repurchase by the Company under
          Section 7(a). Thereafter, additional Shares shall vest on a quarterly basis, in arrears, as follows: at the end of each calendar quarter after the First Anniversary Date, an additional 5% of the Shares shall vest and no longer be subject to repurchase by the Company under
          Section 7(a) hereof such that by the fifth anniversary date of the Vesting Reference Date all the Shares shall be vested and not subject to repurchase. Any Shares not vested under this Section 7(b) shall continue to be subject to repurchase by the Company under Section 7(a) hereof. Notwithstanding any other provisions of this section, in the event of a Change of Control (as hereinafter defined) of the Company, the Participant will automatically receive eighteen (18) months accelerated vesting, except that any Participant hired after October 14, 1998, who has less than twelve (12) months service with the Company will receive six (6) months accelerated vesting. In addition, the Participant's then remaining unvested Shares shall continue to vest at a quarterly rate of 5% of the Shares originally issued. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its

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          Directors prior to the merger or consolidation are less than a majority of the Board of the surviving entity; (2) the sale of all or substantially all of the Company's assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of said third party; (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the voting stock of the Company after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within sixty (60) days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s); or (4) the Continuing Directors shall not constitute a majority of the Board of Directors of the Company. The term "Continuing Directors" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors of the Company on the date this Plan was adopted by the Board of Directors or who subsequently became a director of the Company and whose initial appointment, initial election or initial nomination for election by the Company's shareholders subsequent to such date was approved by a vote of a majority of the Continuing Directors then on the Board of Directors of the Company.

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       (b) Notwithstanding the foregoing vesting set forth under Section 7(a)
           above, the Committee may in its discretion (i) specifically approve a different vesting schedule for the Shares, or (ii) accelerate the vesting of any Shares subject to such terms and conditions as the Board of Directors or the Committee, as the case may be, deems necessary and appropriate.

       (c) In addition to the foregoing, the Committee may in its discretion waive any such repurchase rights at any time on or subsequent to the Closing Date. A Participant may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of such Shares subject to the aforementioned repurchase rights.

8.     Deposit of Shares in Escrow

       Certificates representing Shares shall bear a legend that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and the transfer agent for the common stock of the Corporation shall be so instructed. Each Participant shall deposit such certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank with signatures witnessed, with an escrow agent designated by the Committee under a deposit agreement requiring the Shares to be held in escrow until a repurchase occurs under Section 7 or until such repurchase rights shall have lapsed, and containing such other terms and conditions as the Committee shall approve, all expenses of any such escrow to be borne by the Corporation. Each Participant hereby irrevocably constitutes and appoints the Secretary of the Company as his or her attorney to transfer Shares on the books of the Company in connection with any repurchase. During the period while the Shares are

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       held in escrow, the Participant shall be entitled to receive all dividends declared thereon.

9.     Form of Agreements

       The Committee may specify from time to time such forms of Repurchase Agreement, Sales Agreement, Escrow Agreement and other agreements and documents it deems necessary in connection with the issuance of Shares under the Plan.

10.    Provisions Relating to Securities Act

       (a) Shares shall be registered in the name of the Participant on the stock and transfer records of the Corporation and stock certificates shall be delivered after the Offer has been accepted. However, if the Board determines that the listing upon any securities exchange or the registration or qualification under any federal or state law of the Shares, or the consent or approval of any governmental regulatory body, is necessary or desirable in connection with the sale of such Shares, registration on the stock and transfer records and delivery of stock certificates may be delayed until such listing, registration, qualification, consent or approval is obtained, free of any conditions not acceptable to the Board.

       (b) Delivery of Shares may be made either from shares of authorized but unissued common stock or from outstanding shares of common stock held in the Treasury of the Corporation.

       (c) Notwithstanding any other provision of this Plan, the Corporation may delay registration on its stock and transfer records and delivery of stock certificates to a Participant until one of the following conditions shall have been satisfied

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               (i)   The Shares covered by a sale are at the time of such sale
                     effectively registered under the Securities Act of 1933 (the "Securities Act"),

               (ii) A no action letter in respect of the sale of such Shares shall have been obtained by the Corporation from the Securities and Exchange Commission; or

               (iii) Counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under the Securities Act.

     Moreover, unless such Shares have been effectively registered under the Securities Act the Corporation shall be under no obligation to make any sale unless the Participant shall first give a written representation to the Corporation satisfactory to the Corporation's counsel and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that the Participant is acquiring the Shares as an investment and not with a view to or for sale in connection with any distribution of any such Shares in violation of the Securities Act. Each certificate representing Shares delivered in such sale shall bear a legend referring to such investment representation.

     (d) The Corporation shall have no obligation, contractual or otherwise, to any Participant to register the Shares to be sold to such Participant under the Securities Act.

     (e) If a Participant desires to make an election with respect to Shares under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the

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           Participant must do so within thirty (30) days after the Closing
           Date. A sample form of an election is included in Exhibit A.

11.  Expenses of the Plan

     All costs and expenses for the adoption and administration of the Plan shall be borne by the Corporation.

12.  No Implied Right

     Nothing in the Plan shall be deemed to give any person, or any other person claiming under or through him, any contractual or other right to participate in the benefits of the Plan. Nothing in the Plan and no action or sale thereunder shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation to employ or otherwise retain any participant for any specific period of time.

13.  Adjustments

     In the event of any change in the outstanding shares of common stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares for other securities, or other similar corporate change, the Committee may make such adjustments as the Committee deems appropriate in (a) the total number of Shares which may be offered for purchase under the Plan; and (b) the number of Shares which may be offered to any Participant.

14.  Transferability

     Except as otherwise specifically provided in the Plan, no right or interest under the Plan of any Participant shall be assignable or transferable, in whole or in part, either

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      directly or by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner (except by will or the laws of descent and distribution in accordance with the Plan, pursuant to a qualified domestic relations order as defined by the Code or under Title I of the Employee Retirement Income Security Act, or the rules thereunder); and no such right or interest of any Participant shall be subject to any obligation or liability of such Participant.

15.   Withholding of Income Taxes

      The Corporation shall have the right to deduct from any amounts paid to the Participant and to require the Participant to remit payment to the Corporation to cover any federal, state or local taxes required by law to be withheld with respect to any event under the Plan.

16.  Approval

     The Plan shall be subject to approval by the affirmative vote of a majority of the shares of common stock of the Corporation entitled to vote within twelve months of adoption by the Board and shall be effective as of the date of adoption of the Plan by the Board. Any Shares purchased prior to such approval shall not vest until such approval is obtained.

17.  Effective Date

     The Plan shall become effective upon adoption by the Directors.

18.  Voting Rights Agreement

     Upon the acceptance of an Offer, the Participant shall enter into a Voting Rights Agreement, pursuant to which such Participant shall grant to Bing Yang, President

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     and Chief Executive Officer of the Corporation, the right to vote all
     Shares held by the Participant.

19.  Amendment and Termination of the Plan

     Unless sooner terminated as herein provided, the Plan shall terminate ten
     (10) years from its effective date, or upon the sale of all the Shares available for sale under the Plan, whichever shall first occur. The Board may at any time terminate, extend, or amend the Plan. However, termination or amendment of the Plan shall not, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment, and any amendment of the Plan which materially increases benefits accruing to Participants under the Plan, materially increases the number of Shares reserved for the Plan or materially modifies the requirements of eligibility for participation in the Plan must be approved by the affirmative vote of a majority of the shares of common stock of the Corporation outstanding and entitled to vote before it may take effect.

20.  Notices

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Corporation, to its principal place of business, attention: President, and if to a Participant, to the address appearing on the records of the Corporation.

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                                   EXHIBIT A
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                             FORM OF 83(b) ELECTION

                  Election to Include in Gross Income in Year
                      Of Transfer of Property Pursuant to
                   Section 83(b) of the Internal Revenue code

       The undersigned hereby elects pursuant to 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

       1. The name, address and taxpayer identification number of the undersigned are:

       Taxpayer I.D. No.:

       2. Description of property with respect to which the election is being made:

           __________________ shares of Common Stock, $.00001 par value per share, of Convergent Networks, Inc. (the "Shares")

       3.  Date on which property was transferred is _________________, 2000

           The taxable year to which this election relates is calendar year 2000

       4.  Nature of the restriction(s) to which the property is subject is:

           The Shares are subject to repurchase by Convergent Networks Corporation at the original purchase price therefore for up to five
           (5) years after the date of transfer in the event of termination of the taxpayer's employment with Convergent Networks Corporation for any reason in accordance with the following repurchase schedule.

           Prior to _____________, 2000, one hundred (100%) of the Shares are subject to repurchase. On __________, 2000 twenty percent (20%) of the Shares subject to repurchase hereunder shall vest and eight percent (80%) of the Shares are subject to repurchase. Thereafter additional Shares shall Vest on a quarterly basis such that for each month after ___________, 2000, five (5%) of said Shares shall Vest and the number of shares subject to repurchase shall decrease by a like amount on a per month basis.

       5. The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $.___ per share.

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       6.   The amount paid by taxpayer for said property is $.___ per share.

       7. A Copy of this statement has been furnished to Convergent Networks, Inc.


       Dated:


       By: _______________________________

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